Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-274037) of our report dated May 15, 2024 with respect to the consolidated financial statements of SYLA Technologies Co., Ltd. (the “Company”), appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2023.